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                                  Exhibit 23.1

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                              Los Angeles, CA 90067


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Sorrento Networks Corporation
San Diego, California


We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 2, 2001, relating to the consolidated financial statements of Sorrento Networks Corporation (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2001.



BDO SEIDMAN, LLP


Los Angeles, California
March 18, 2001